Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293


        Global Entertainment Corporation Announces New Arena Development
                       Project for Suburb of Austin, Texas

             International Coliseums Company to Oversee Final Design and Construction of Multi-Purpose Event Center in Cedar Park, Texas


     PHOENIX, ARIZONA, FEBRUARY 8, 2005 -- GLOBAL ENTERTAINMENT CORPORATION (OTCBB: GECO) - an integrated entertainment company, today announced it has been awarded a new multi purpose event center development project following a vote by residents of Cedar Park, Texas approving a $30.8 million bond issue to build a multi-purpose events center in their community. The facility will be a partnership between the City of Cedar Park and Global Entertainment Corporation, parent company of International Coliseums Company (ICC) who will oversee final design and construction of the venue that is expected to seat approximately 6,000 for ice hockey and over 7,000 for additional events such as concerts, trade shows and other civic functions.

     The new arena, expected to be ready for the 2006 hockey season, will be home to the Austin Ice Bats, the existing CHL (Central Hockey League) franchise located in Austin, Texas. Cedar Park is the ideal mid-sized market with its progressive outlook for community developments supported by the area residents. It is located just 17 miles from the heart of downtown Austin, the State Capital of Texas.

     "We appreciate the show of support received from the voters of Cedar Park in approving the multi-purpose event center development project. Cedar Park is now part of the group of CHL franchise cities that selected ICC as their developer of choice in overseeing the design and construction of their new arena. We thank city leadership for their dedicated efforts in the approval process and the Austin Ice Bats for their support as well," stated Rick Kozuback, president and chief executive officer of Global Entertainment. "We cater to mid-sized markets like Cedar Park across the U.S. This project is further confirmation of the acceptance of our concept for mid-sized market venues, and a measurable benchmark in our focus of building long-term shareholder value."

     Cedar Park Mayor Bob Antle commented, "The voters of Cedar Park have spoken, and have decided to embark on this new and exciting endeavor. We look forward to the process of building the facility over the next two years, and all the exciting events to follow."

                                                                         more...

Global Entertainment Corporation Announces New Arena Development
Project for Suburb of Austin, Texas
International Coliseums Company to Oversee Final Design and Construction of Multi-Purpose Event Center in Cedar Park, Texas
February 8, 2005
Page 2


Visit our web sites:
       www.centralhockeyleague.com               www.globalentertainment2000.com
       www.GetTix.Net                            www.Cragar.com
                               www.compassmgmt.com


Global Entertainment Corporation is an integrated entertainment company, arena development, and licensing company with six subsidiaries. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in seven states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (Gettix.Net) is an in-house ticketing company for sports and entertainment venues. GECOMPASS, LLC is a facilities management company. Cragar INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU=SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission.


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